UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Under Rule 14a-12

PERRY ELLIS INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

GEORGE FELDENKREIS FELDENKREIS FAMILY FOUNDATION, INC. OSCAR FELDENKREIS MARY ELLEN KANOFF SCOTT A. LAPORTA MATTHEW MCEVOY
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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George Feldenkreis, together with the other participants named herein (collectively, “Feldenkreis”), intends to file a preliminary proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for the election of his slate of director nominees at the 2018 annual meeting of shareholders of Perry Ellis International, Inc., a Florida corporation (the “Company”).

On May 23, 2018, Mr. Feldenkreis issued the following press release:

GEORGE FELDENKREIS SENDS LETTER TO PERRY ELLIS BOARD

•	Calls on Special Committee to commit to concluding negotiations and enter into a definitive agreement by May 29, 2018.
•	Will withdraw offer to acquire the Company if the Special Committee refuses to commit to an expedited conclusion of the sales process.

MIAMI, FL / May 23, 2018 / Business Wire / -- George Feldenkreis, the largest shareholder of Perry Ellis International, Inc. ("Perry Ellis" or the "Company") (Nasdaq: PERY) with approximately 10.8% of the Company’s outstanding common stock, today sent a letter to the special committee of the board of directors of Perry Ellis (the "Special Committee") urging it to immediately commit to an expedited timeline to conclude negotiations and enter into a definitive agreement in respect of Mr. Feldenkreis’ previously announced formal proposal, backed by full financing, to acquire all of the outstanding common stock of Perry Ellis not already beneficially owned by Mr. Feldenkreis at a price of $27.50 per share (the “Proposal”). Mr. Feldenkreis has nominated four highly qualified directors for election to the Company’s board of directors at the 2018 annual meeting of shareholders to preserve his rights as a shareholder.

The full text of the letter follows:

May 23, 2018

Perry Ellis International, Inc.

3000 N.W. 107th Avenue

Miami, Florida 33172

Ladies and Gentlemen:

Since announcing my offer to acquire all of the outstanding common stock of Perry Ellis not already beneficially owned by me at a price of $27.50 per share (the “Proposal”) on February 6, 2018, I have negotiated with the Special Committee of the board of directors of Perry Ellis (the “Special Committee”) in good faith. My Proposal offers a high certainty of closing for shareholders with our due diligence complete and financing in place. My advisors and I have quickly and completely responded to the Special Committee’s numerous requests for information and documentation in respect of the Proposal and are prepared to finalize and execute a definitive agreement immediately.

Unfortunately, this courtesy has not been returned by the Special Committee, and we continue to be met with unjustifiable delays in the process to the detriment of all shareholders. As this process has been extended to almost four months, significant time and resources have been expended, which undoubtedly will diminish the value that shareholders will receive.

Perry Ellis shareholders deserve the opportunity to accept an attractive all-cash premium for their shares. The Special Committee must commit to an expedited timeline that would see the conclusion of negotiations and the entry into a definitive agreement by May 29, 2018. If the Special Committee cannot commit to that time frame, I will withdraw my Proposal and pursue all other rights as a shareholder.

I look forward to your prompt response.

Sincerely,

George Feldenkreis

About George Feldenkreis:

George Feldenkreis is the founder of Supreme International, which started designing and importing apparel in 1967, eventually went public in 1993, and changed its name to Perry Ellis International, Inc. upon completing the acquisition of the brand in 2000. George Feldenkreis has been an owner of the Company for over 50 years, its president, CEO, and Chairman of the Board since 1967 until September 2017, and continues to be a member of the Board.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

George Feldenkreis, together with the other participants named herein (collectively, “Feldenkreis”), intends to file a preliminary proxy statement and an accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2018 annual meeting of shareholders of Perry Ellis International, Inc. ("Perry Ellis" or the "Company"), a Florida corporation (the “Company”).

FELDENKREIS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A BLUE PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, MACKENZIE PARTNERS, INC.

The participants in the proxy solicitation are expected to be George Feldenkreis, Oscar Feldenkreis, the Feldenkreis Family Foundation, Inc. (the “Foundation”), Mary Ellen Kanoff, Scott A. LaPorta and Matthew McEvoy (collectively, the “Participants”).

As of the date hereof, George Feldenkreis directly beneficially owned 1,590,572 shares of Common Stock, $0.01 par value (the “Common Stock”) of the Company.  George Feldenkreis, as the President and Director of the Foundation, may be deemed to beneficially own an additional 122,316 shares of Common Stock beneficially owned directly by the Foundation.  As of the date hereof, Oscar Feldenkreis may be deemed to beneficially own 1,223,329 shares of Common Stock, including (a) 844,235 shares of Common Stock held by a revocable trust of which Oscar Feldenkreis is the trustee, (b) 150,000 shares of Common Stock held by three irrevocable trusts, each of which holds 50,000 shares of Common Stock, of which Oscar Feldenkreis’ spouse is the trustee, and (c) 229,094 shares of Common Stock held directly, which includes (i) 7,388 shares of restricted stock that vest on April 20, 2019, (ii) 44,333 shares of performance stock granted in April 2016, which vest up to 100%, provided that certain performance criteria have been achieved as of the last day of fiscal 2019 (and he may be entitled to additional performance shares if the Company exceeds the performance goals), (iii) 13,144 shares of restricted stock that vest in two remaining annual installments beginning on April 25, 2019, (iv) 39,425 shares of performance stock granted in April 2017, which vest up to 100%, provided that certain performance criteria have been achieved as of the last day of fiscal 2020 (and he may be entitled to additional performance shares if the Company exceeds the performance goals), (v) 15,849 shares of restricted stock that vest over three years beginning April 9, 2019, and (vi) 31,693 shares of performance stock that vest up to 100% if certain performance goals are met and the Reporting Person is employed by the Company on the last day of fiscal 2021 (and the Reporting Person may be entitled to additional performance shares if the Company exceeds the performance goals). Mr. Oscar Feldenkreis has the power to vote but does not have the power to sell, transfer, pledge, or otherwise dispose of the restricted and performance shares until the shares have vested. As of the date hereof, none of Ms. Kanoff or Messrs. LaPorta and McEvoy beneficially owned any shares of Common Stock.

Media Contact:

Bayfield Strategy, Inc.
Riyaz Lalani, 416-907-9365

rlalani@bayfieldstrategy.com

Investor Contacts:

Daniel Burch

MacKenzie Partners, Inc.

212-929-5748

dburch@mackenziepartners.com

Laurie Connell

MacKenzie Partners, Inc.

212-378-7071

lconnell@mackenziepartners.com